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                                                                Exhibit 23(b)






                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Huntington Bancshares Incorporated for the registration of up to $750,000,000 of debt securities and to the incorporation by reference therein of our report dated January 11, 1995 with respect to the consolidated financial statements of Huntington Bancshares Incorporated, incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young


Columbus, Ohio
October 3, 1995